EXHIBIT 10.16

Execution Copy

TRADEMARK SECURITY AGREEMENT

     This TRADEMARK SECURITY AGREEMENT (this “Agreement”) is made as of January 9, 2003 by and between Party City Corporation, a Delaware corporation (“Grantor”), and WELLS FARGO RETAIL FINANCE, LLC, as the arranger, collateral agent, and administrative agent for the Lender Group and any other holder of Obligations under, and as defined in, the Loan Agreement referred to below (together with its successor(s) thereto in such capacity, the “Agent”).

INTRODUCTION:

     Pursuant to the Loan and Security Agreement dated as of the date hereof (as amended, restated, supplemented and/or modified from time to time, the “Loan Agreement”) by and among the Grantor, the Agent and the financial institutions from time to time party thereto as Lenders (the “Lenders”), the Agent and the Lenders have agreed, subject to the terms and conditions set forth therein, to make revolving credit loans and to provide other financial accommodations to the Grantor (collectively, the “Loans”).

     It is a condition precedent to the effectiveness of the Loan Agreement that the Grantor execute and deliver this Agreement and grant to the Agent, for the benefit of the Lender Group and any other holder of Obligations under, and as defined in, the Loan Agreement (the Lender Group and such other holders of Obligations collectively with the Agent, the “Secured Parties”), a continuing security interest in all of the Trademark Collateral referred to below to secure all of the Obligations.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Agent and Lenders to make Loans to the Grantor pursuant to the Loan Agreement, the Grantor agrees, for the benefit of the Agent and each other Secured Party, as follows:

     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Loan Agreement.

     SECTION 2. Grant of Security Interest. To secure the prompt performance of the Obligations, the Grantor hereby collaterally assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Agent, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of the Secured Parties, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by the Grantor (the “Trademark Collateral”):

(a) (i) all of its trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, patents, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Schedule I attached hereto under such Grantor’s name, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (each, a “Trademark”);

(b) all Trademark licenses for the grant by or to the Grantor of any right to use any Trademark, including each Trademark license referred to in Schedule I attached hereto under such Grantor’s name; and

(c) all proceeds of, and rights associated with, the foregoing, including any claim by the Grantors against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license.

     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Agent for its benefit and the ratable benefit of each other Secured Party under the Loan Agreement. The Loan Agreement (and all rights and remedies of each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

     SECTION 4. Covenants. The Grantor covenants and agrees to comply with the following provisions as such provisions relate to any item of Trademark Collateral (other than items of Trademark Collateral which are not, individually or in the aggregate, material):

(a) the Grantor shall promptly notify the Agent if it knows, or has reason to know, that any application or registration relating to any material item of the Trademark Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any foreign counterpart thereof or any court) regarding the Grantor’s ownership of any of the Trademark Collateral, its right to register the same or to keep and maintain and enforce the same;

(b) in no event will the Grantor or any of its respective agents, employees, designees or licensees file an application for the registration of any Trademark Collateral with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent, and upon request of the Agent, executes and delivers all agreements, instruments and documents as the Agent may reasonably request to evidence the security interest of the Agent and the other Secured Parties in such Trademark Collateral;

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(c) the Grantor will take all the necessary steps, including in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration after application) filed with respect to, and to maintain any registration of, all material items of the Trademark Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that (i) dedication, abandonment or invalidation is permitted under the foregoing clause (b) or (ii) the Grantor shall either (a) reasonably and in good faith determine that any of such Trademark Collateral is of negligible economic value to the Grantor, or (b) have a valid business purpose to do otherwise); and

(d) the Grantor will promptly (but no less than quarterly) execute and deliver to the Agent a Trademark Security Agreement, substantially in the form of this Trademark Security Agreement following its obtaining an interest in any material trademarks, and shall execute and deliver to the Agent any other document required to acknowledge or register or perfect the Secured Parties’ interest in any part of such item of material Trademark Collateral, in each case at the request of the Agent.

     SECTION 5. Release of Liens. Upon (a) the disposition of Trademark Collateral in accordance with the Loan Agreement or (b) the payment in full of the Obligations (other than contingent indemnification obligations for which neither the Agent nor the Lenders have yet made a claim) and the termination of the Lender Group’s obligations to make Loans under the Loan Agreement, the security interests granted herein shall automatically terminate with respect to (i) such Trademark Collateral (in the case of clause 5(a)) or (ii) all Trademark Collateral (in the case of clause 5(b)). Upon any such disposition or termination, the Agent will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

     SECTION 6. Acknowledgment. The Grantor further acknowledges and affirms that the rights and remedies of the Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

     SECTION 7. Due Authorization. The Grantor represents and warrants that the execution, delivery, and performance by the Grantor of this Agreement have been duly authorized by all necessary action on the part of the Grantor.

     SECTION 8. Loan Document. This Agreement is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

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     SECTION 9. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 10. Governing Law. This Agreement shall be construed under and governed by the laws of The State of New York.

[Signatures appear on next page.]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTOR:

PARTY CITY CORPORATION

By:	/s/ Linda M. Siluk

Linda M. Siluk
Chief Financial Officer

AGENT:

WELLS FARGO RETAIL FINANCE, LLC,
as Agent

By:	/s/ David Molinario

David Molinario
Vice President

State of New Jersey

County of Morris	January , 2003

     Then personally appeared the above named Linda M. Siluk, as Chief Financial Officer of Party City Corporation, and acknowledged the foregoing instrument to be her free act and deed as Chief Financial Officer of Party City Corporation, before me,

/s/ Maura Santos

Notary Public

My commission expires:

Maura Santos
Bergen County
Notary Public of New Jersey
My commission expires Dec. 12, 2004
ID #2172812

Signature Page

SCHEDULE I

to Trademark Security Agreement

	APPLICATION /
TITLE	REGISTRATION NO	FILE / ISSUE DATE	COUNTRY

Halloween Costume Warehouse	78/140,220	7/1/2002	U.S.
Halloween Costume Warehouse	1,815,585	1/4/1994	U.S.
Halloween Witch Logo	76/357,517	1/11/2002	U.S.
Inflation Station	76/309,702	9/6/2001	U.S.
Party City	1,806,095	11/23/1993	U.S.
Party City (logo)	1,553,347	8/22/1989	U.S.
Party City (logo)	1,811,298	12/14/1993	U.S.
The Discount Halloween Superstore	78/133,433	6/5/2002	U.S.
The Discount Party Superstore	1,974,890	5/21/1996	U.S.
Your Celebration Starts Here	78/133,436	6/5/2002	U.S.
The Discount Halloween Superstore	2504293	9/19/2002	Spain
The Discount Party Superstore	1,935,059	7/5/1995	Spain
Your Celebration Starts Here	2504295	9/18/2002	Spain
Party City	334321	7/6/1999	Portugal
Halloween Witch Logo	544717	4/26/2002	Mexico
Party City (color logo)	518,109	2/28/1996	Mexico
Party City (logo)	518108	2/28/1996	Mexico
Party City (servicemark)	496,512	6/30/1996	Mexico
Party City (trademark)	508,809	10/3/1995	Mexico

	APPLICATION /
TITLE	REGISTRATION NO	FILE / ISSUE DATE	COUNTRY

The Discount Halloween Superstore	561433	8/15/2002	Mexico
The Discount Party Superstore	522866	5/28/1996	Mexico
Your Celebration Starts Here	561432	8/16/2002	Mexico
Party City	2158781	6/16/2000	Great Britain
Party City	2273522	4/5/2002	Great Britain
Party World	1 1,455,663	2/13/1991	Great Britain
Party World	B 1,455,664	2/13/1991	Great Britain
Party World	B 1,455,668	2/13/1991	Great Britain
Party City	835314	6/27/2002	European Mrkt.
Halloween Witch Logo	1135863	3/28/2002	Canada
Party City	TMA 451,736	12/15/1995	Canada
Party City (color logo)	TMA 457,894	5/24/1995	Canada
Party City (logo)	TMA 451,735	12/15/1995	Canada
The Discount Halloween Superstore	1148142	7/26/2002	Canada
The Discount Party Superstore	766,534	10/19/1994	Canada
Your Celebration Starts Here	1148143	7/26/2002	Canada
Party City	820961914	5/22/2001	Brazil
Party City	824681606	6/26/2002	Brazil
Party City (logo)	820961906	5/22/2001	Brazil
Party City	768811	4/21/1999	Australia
Party City (logo)	768812	4/21/1999	Australia

APPLICATION /
TITLE	REGISTRATION NO	FILE / ISSUE DATE	COUNTRY

YourCelebrationStarts Here.com		8/12/2002